Exhibit 10.13

FUEL TECH, INC.

300 ATLANTIC STREET, SUITE 703, STAMFORD, CT 06901·3522 (203) 425-9B30 FAX (203) 425-9823

FUEL TECH, INC.
EMPLOYEE CONFIDENTIALITY

AND ARBITRATION OF CLAIMS AGREEMENT

In consideration of my employment by Fuel Tech, Inc. (the "Company"), a Massachusetts corporation headquartered at 300 Atlantic Street, Stamford, CT, or an affiliate or subsidiary thereof, or of a significant additional benefit arising out of such employment, I hereby covenant and agree as follows:

1.           Proprietary/Confidential Data.

(a)         Disclosure. To disclose promptly to the Company in writing, all inventions, developments, programs, processes, data (hereinafter sometimes collectively called proprietary data rights), formulae and discoveries which during my employment I have made, conceived or reduced to writing or other storage media or may make, conceive or reduce to writing or other storage media, either solely or jointly with others which:

(i)           relate to any subject matter with which my work for the Company may be concerned; or

(ii)          relate to or are connected with the business, products, or projects of the Company or that of its customers; or

(iii)         involve the use of the Company's time, material or facilities.

Without limiting the foregoing, I agree that I will not withhold such inventions or proprietary data rights conceived or reduced to practice during my employment for my own use thereafter.

(b)         Assignment. At all times during and after my employment by the Company and at no expense to me, to execute and deliver such assignments and other documents as may be requested by the Company to enable the Company to obtain or uphold for the benefit of the Company patents, copyrights, and proprietary data rights, in any and all countries, for inventions, copyrights, within the categories defined in (i), (ii) and (iii) above, whether or not I am an inventor or creator thereof; said inventions, developments, copyrights, and proprietary data rights, and discoveries to be and remain the property of the Company or its nominees.

(c)         Confidentiality. At all times during and after my employment by the Company, to hold in strictest confidence, and without the express written authorization of the Officer of the Company to whom I report or of the Board of Directors, any trade secrets, such as inventions, processes, formulae, programs, data, or any secret or confidential information relating to research and development programs, products, customer lists (whether reconstructed from memory or otherwise), customers• information, sales or business of the Company, except as such disclosure or use may be required in connection with my work for the Company or is published or otherwise readily available to the public or becomes known to the public other than by breach by me of this Agreement.

FUEL TECH, INC.

EMPLOYEE CONFIDENTIALITY

& ARBITRATION AGREEMENT

(d)         Return of Property. Upon leaving the employ of the Company, to deliver promptly to the Company all notes, books, engineering records, correspondence, drawings, magnetic tape, punch cards, computer storage information or media, and any and all other written and graphical records in my possession or under my control relating to the past, present or future business, products, or projects of the Company.

(e)         Transfer or Use of Information. To abide by the above provisions in all respects, including, but not limited to, the following:

(i)

I will not impart to subsequent employers or others information to be held by me in confidence as defined in (c) above, nor any information which I shall acquire as an employee of the Company unless the same is in the public domain or is or becomes known or learned by others, other than by breach of his agreements hereunder, nor shall I disclose any information which is the property of any customer of the Company past, present or future, unless such customer specifically authorizes to the Company such disclosure in writing; and

(ii)

I will not use, subsequent to my employment, customer lists (whether reconstructed from memory or otherwise) or information about special customer requirements of which I have knowledge by reason of my employment by the Company for any purposes which compete or may compete with the business of the Company or its affiliates and I will not sell or otherwise transfer such customer lists or information to persons not affiliated with the Company for any purpose.

FUEL TECH, INC.
EMPLOYEE CONFIDENTIALITY
& ARBITRATION AGREEMENT

2.           Arbitration.

The interpretation of this agreement and all disputes whatsoever between me and the Company and arising out of our employment relationship shall be determined solely by arbitration before a single arbitrator in the City of Stamford, Connecticut or Chicago, Illinois or Denver, Colorado or Houston, Texas or Los Angeles, California, whichever shall be closest to my assigned location with the Company, under the Employment Dispute Resolution Rules of the American Arbitration Association in effect as of the date of this agreement. The arbitrator shall have no power or authority to award punitive, multiple or compounded damages. Such award shall be final and binding and may be entered in, or an order of enforcement may be obtained from, any Court having jurisdiction. We intend to arbitrate, any provision of law to the contrary notwithstanding, and the Federal Arbitration Act shall supersede any provision of conflicting law. In the event, however, that it shall be determined by a court of competent jurisdiction in a final judgment that, notwithstanding the Federal Arbitration Act, an issue in dispute between me and the Company is not arbitrable because of my rights under a specified statute, or that a provision of this Agreement or a limitation in this Agreement on a remedy available to me is not effective, such disputed issue shall be severable and such judgment shall not affect the arbitrability of other issues as may be in dispute between me and the Company, or such ineffectiveness of a provision or a limitation on a remedy shall not affect the other provisions or the limitations of other remedies, in this Agreement.

3.         Governing Law. This Agreement and all disputes between me and the Company and arising out of our employment relationship shall be interpreted and governed by the laws of the State of Connecticut, including its statute of limitations rules.

4.         Legal Advice; Rescission. I understand that this agreement involves my waiver of certain legal rights. I may, if I so choose, consult with an attorney about the terms of this agreement before signing it. I further acknowledge that the Company has given me a twenty-one (21) day period in which to consider the terms and binding effect of this agreement. I further acknowledge that if I sign this agreement, I will have seven (7) days thereafter to change my mind and revoke it. I agree that if I decide to revoke this agreement, I will inform the Company in writing within that seven (7) day period. I understand that this agreement is not effective and not enforceable until the expiration of the seven (7) day revocation period. I understand that my revocation of this Agreement will affect my employment status or the availability of significant additional benefits arising out of that employment. I further state that I have carefully read this agreement; that I understand its final and binding effect and agree to be bound by the terms contained herein; and that I have signed this agreement voluntarily

FUEL TECH, INC.

EMPLOYEE CONFIDENTIALITY

& ARBITRATION AGREEMENT

Agreed to and accepted by

FUEL TECH, INC.

By: /s/ Scott M. Schecter	/s/ Ellen T. Albrecht
Employee’s Signature

CFO	Ellen T. Albrecht
Title	Printed Name of Employee

July 28, 1996	July 8, 1996
Date	Date